UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 25, 2012, Sonic Automotive, Inc. (“Sonic”) announced that, based on the most current information available to date, it estimates total revenues for its second fiscal quarter ending June 30, 2012 will increase 10% to 13%, as compared to revenues of $1.95 billion for the second fiscal quarter ended June 30, 2011. Based on the most current information available to date, Sonic also estimates that EBITDA for the second quarter of fiscal 2012 will be essentially flat as compared to the corresponding period for the prior year. Sonic’s second quarter of fiscal 2012 is not yet complete, therefore these estimates are preliminary, subject to completion, reflect Sonic’s current internal estimates and may be revised as a result of actual results and management’s further review of Sonic’s results. In addition, the foregoing financial information has not been reviewed or audited by Sonic’s independent registered public accounting firm.

The following table reconciles Sonic’s actual EBITDA for the three months ended June 30, 2011 and estimated EBITDA for the three months ended June 30, 2012 to its actual net income and estimated net income for those periods, respectively. Consistent with industry practices, Sonic’s management utilizes EBITDA when valuing dealership operations.

(amounts in thousands)	Three Months Ended June 30,
	2011	2012(1)
		Estimated
EBITDA (All Operations):
EBITDA	$68,641	$68,700
Subtract: (2)
Interest expense, other	16,099	16,400
Income taxes	14,337	14,200
Impairment charges	41	4
Loss on exit of leased dealerships	3,372	700
Depreciation and amortization (3)	13,441	15,600

Net income (loss)	$21,351	$21,800

(1)	Values are estimates only and could change. Estimates are based on Company forecast data available at the date of this Form 8-K.
(2)	Items include interest, income taxes, depreciation and amortization from both continuing operations and discontinued operations.
(3)	Includes depreciation and amortization of property, plant and equipment, debt issue cost amortization, other amortization and debt discount amortization, net of premium amortization.

During the course of the preparation of its consolidated financial statements and related notes, Sonic may identify items that would require it to make material adjustments to the preliminary financial information presented above. In addition, the second quarter of fiscal 2012 has not yet ended, therefore these preliminary results to date assume that the remainder of Sonic’s second fiscal quarter will be consistent with its current expectations. The forward looking information provided herein could be materially affected by the risk factors included or incorporated by reference in the Company’s filings and by other factors that Sonic is unable to anticipate. The actual results for the second quarter of fiscal 2012 and any subsequent periods may vary from Sonic’s estimates and expectations, and those differences may be material. Accordingly, investors should not place undue reliance on the foregoing financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: June 25, 2012